EXHIBIT 10.2

SOFTWARE DEVELOPMENT AGREEMENT no. 30-01-2026

This Software Development Agreement (this “Agreement”) is entered into as of January 30, 2026 (the “Effective Date”), by and between:

Client: Ziari Ecom LTD a company with its principal place of business at 661 Liverpool Road, Eccles, Manchester, England - M30 7BY (“Client”), and

Contractor: Unity Forge Inc a company with its principal place of business at 30 N Gould St Ste R, Sheridan, WY 82801, USA. (“Contractor”).

Client and Contractor may be referred to individually as a “Party” and collectively as the “Parties.”

1. Definitions

1.1 “Services” means the design, development, testing, and delivery of the Game described in Section 2.

1.2 “Game” means the hyper-casual stacking/timing mobile game for Android and iOS devices described in Section 2.

1.3 “Deliverables” means the materials described in Section 3.

1.4 “Confidential Information” has the meaning set forth in Section 8.1.

1.5 “Technical Specification” means the functional and technical requirements for the Game set forth in Appendix A.

1.6 “Stage” means each of the three (3) sequential development stages described in Section 5.2.

1.7 Single Performance Obligation. The Parties agree that all Services and Deliverables under this Agreement constitute a single, combined performance obligation, resulting in one integrated final product (the Game). The Stages described in this Agreement are for project management, billing, and progress tracking purposes only and do not represent separate or distinct deliverables for acceptance or independent use by the Client.

2. Scope of Services

2.1 Contractor shall design, develop, test, and deliver the Game in accordance with the Technical Specification (Appendix A) (the “Services”).

2.2 Client Cooperation. Client shall provide timely feedback, approvals, and communication reasonably required for Contractor’s performance of the Services.

2.3 Exclusions (Out of Scope). The Services and Deliverables are limited strictly to the items expressly described in this Agreement. Without limitation, Contractor shall have no obligation to provide: (a) hosting, deployment, operation, monitoring, maintenance, support, or updates after delivery; (b) ongoing live-operations services, content updates, or feature expansions; (c) marketing, user acquisition, monetization management, community management, or analytics implementation; (d) app store account management, publishing, or submission services (including handling platform certificates, provisioning profiles, or store listings) unless Client provides and maintains the necessary accounts and credentials; (e) customer support services; or (f) documentation, user guides, examples, or automated test suites unless expressly agreed in writing.

2.4 No Implied Obligations. No services, deliverables, or obligations are included unless expressly stated in this Agreement.

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3. Deliverables

3.1 Contractor shall deliver to Client the Deliverables in three (3) Stages as follows, each provided electronically as described in Section 4:

(a) Stage 1 Deliverables (Weeks 1-2): Game Design Document, UI/UX concept package, and technical architecture confirmation.

(b) Stage 2 Deliverables (Weeks 3-12): Beta Version of the Game and an updated repository snapshot reflecting Stage 2 work.

(c) Stage 3 Deliverables (Weeks 13–14 / Final): Final Release Version of the Game, full source code and project files, a complete final repository snapshot, and Android and iOS build packages, in accordance with Appendix A.

3.2 No other materials (including documentation, user guides, examples, or test suites) are included unless expressly agreed in writing.

3.3 Interim Nature of Deliverables. Any Deliverables provided during Stage 1 or Stage 2 are preliminary and are provided solely for review, testing, and progress evaluation purposes. Such Deliverables do not constitute final deliverables and are not intended for commercial use or independent operation by the Client.

4. Delivery Format and Method

4.1 Contractor shall deliver the Deliverables as a ZIP archive (or multiple ZIP archives if reasonably necessary), transmitted electronically to the email address or file transfer location designated by Client.

4.2 Delivery is complete when Contractor sends the ZIP archive(s) to Client in accordance with Section 4.1.

4.3 Interim Deliveries. Any interim deliveries made during the Stages are provided solely for review and testing purposes and do not constitute final delivery or transfer of control of the Deliverables.

5. Term and Schedule

5.1 The term of this Agreement begins on the Effective Date and continues until completion and acceptance of the Deliverables, unless terminated earlier in accordance with Section 12.

5.2 Contractor shall perform the Services in three (3) sequential Stages as follows: (a) Stage 1 is planned to last two (2) weeks from the Effective Date; (b) Stage 2 is planned to last ten (10) weeks following completion of Stage 1; and (c) Stage 3 is planned to last two (2) weeks following completion of Stage 2 (collectively, fourteen (14) weeks).

5.3 Contractor shall deliver the Stage 3 Deliverables (Final) within fourteen (14) weeks from the Effective Date, subject to Client’s timely cooperation under Section 2.2 and timely payment of the applicable Stage Fees under Section 7.2.

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6. Acceptance

6.1 Review Period. For each Stage Deliverables delivery, Client shall have ten (10) business days from delivery to review the applicable Stage Deliverables (the “Review Period”).

6.2 A Nature of Stage Acceptance. Acceptance of Stage Deliverables is solely for the purpose of confirming progress of the Services and does not constitute transfer of control, ownership, or final acceptance of the Deliverables. Final acceptance shall occur only upon completion and acceptance of the Stage 3 Deliverables.

6.3 Notice of Nonconformity. If Client determines that the applicable Stage Deliverables materially fail to conform to Sections 2 and 3 and Appendix A (as applicable to such Stage), Client shall provide written notice describing the material nonconformities within the Review Period.

6.4 Cure and Resubmission. Contractor shall use commercially reasonable efforts to correct the reported nonconformities and resubmit the applicable Stage Deliverables. Client shall then have five (5) business days to review the resubmitted Stage Deliverables.

6.5 Deemed Acceptance. If Client does not provide written Stage Acceptance (or Acceptance for Stage 3) or a notice of material nonconformity within the applicable review period, the applicable Stage Deliverables will be deemed accepted as of the end of such period.

7. Fees and Payment

7.1 Total Contract Price. Client shall pay Contractor a total fixed fee of USD $30,000 (the “Total Fee”), consisting of the following stage fees (each, a “Stage Fee”): (a) Stage 1 Fee: USD $10,000; (b) Stage 2 Fee: USD $14,000; and (c) Stage 3 Fee: USD $6,000.

7.2 Payment Schedule. Contractor may issue an invoice for each Stage Fee upon delivery of the applicable Stage Deliverables at the end of the applicable Stage term. Each invoice is payable within ten (10) business days from the invoice date. All Stage Fees are post-paid; no advance payment is required. If Client timely delivers a Notice of Nonconformity under Section 6.3 for the applicable Stage, Client may withhold payment of the disputed amount pending cure and resubmission and/or Stage Acceptance.

7.3 Invoices. Contractor may issue an invoice for each Stage Fee. If Contractor does not issue an invoice, Client may prepare any internal payment documentation required for its records.

7.4 Expenses. Unless expressly approved in writing by Client, Contractor shall bear all of its own costs and expenses.

7.5 A Nature of Stage Fees. The Stage Fees represent installment payments toward the Total Contract Price for the single combined Deliverable (the Game), and do not correspond to separate performance obligations or independent services.

8. Confidentiality (NDA)

8.1 Confidential Information. “Confidential Information” means any non-public business, technical, financial, or other information disclosed by one Party to the other, in any form, that is designated confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure.

8.2 Obligations. The receiving Party shall: (a) use Confidential Information solely to perform under this Agreement; (b) protect it using at least reasonable care; and (c) not disclose it to any third party except to its employees and permitted subcontractors who have a need to know and are bound by confidentiality obligations at least as protective as this Agreement.

8.3 Exclusions. Confidential Information does not include information that the receiving Party can demonstrate: (a) is or becomes publicly available through no fault of the receiving Party; (b) was lawfully known before disclosure; (c) is independently developed without use of the Confidential Information; or (d) is lawfully received from a third party without breach of confidentiality.

8.4 Required Disclosure. If disclosure is required by law, the receiving Party shall (to the extent permitted) provide prompt notice and cooperate with reasonable efforts to limit disclosure.

8.5 Survival. These confidentiality obligations survive for five (5) years after termination or expiration. Trade secrets (if any) remain protected as long as they qualify as trade secrets under applicable law.

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9. Intellectual Property; Ownership

9.1 Client Ownership. As between the Parties, Client shall exclusively own all right, title, and interest in and to the Deliverables, including all intellectual property rights therein, upon full payment of the Total Fee and delivery of the Stage 3 Deliverables (Final).

9.2 Automatic Vesting / Transfer. To the maximum extent permitted by law, ownership in the Deliverables shall vest in Client upon creation and, in any event, no later than delivery and full payment. Contractor irrevocably agrees that Client is the sole owner of the Deliverables and that Contractor retains no rights to use them.

9.3 Further Assurances. Contractor shall, upon Client’s reasonable request, execute and deliver any documents and take any actions reasonably necessary to confirm or perfect Client’s ownership of the Deliverables.

9.4 No Contractor Use. Contractor shall not use, publish, disclose, distribute, or display the Deliverables for any purpose (including marketing/portfolio) without Client’s prior written consent.

9.5 Third-Party Materials Restriction. Contractor shall not include any third-party code, libraries, dependencies, or materials in the Deliverables that would impose any obligations on Client (including obligations to disclose source code, provide attribution, distribute modifications, or grant rights to third parties), unless Client provides prior written approval identifying such materials.

9.6 Client Modifications. Client may modify, adapt, sublicense, and further develop the Deliverables, directly or through third parties, without restriction.

9.7 Restriction on Use of Interim Deliverables. The Client shall not use, commercialize, distribute, or deploy any Deliverables provided prior to final delivery and acceptance of the Stage 3 Deliverables.

10. Representations and Warranties

10.1 Each Party represents that it has the authority to enter into this Agreement.

10.2 Contractor represents and warrants that:

(a) the Deliverables will be original to Contractor, except for any Client-approved third-party materials under Section 9.5;

(b) Contractor will not knowingly include malicious code, backdoors, or intentionally harmful mechanisms in the Deliverables; and

(c) to Contractor’s knowledge, the Deliverables (as delivered) do not infringe any third-party intellectual property rights.

11. Disclaimers

11.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DELIVERABLES ARE PROVIDED “AS IS” AND CONTRACTOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. CONTRACTOR MAKES NO WARRANTY THAT THE DELIVERABLES WILL BE COMPATIBLE WITH ANY SPECIFIC DEVICE OR OPERATING SYSTEM VERSION OTHER THAN AS EXPRESSLY STATED IN APPENDIX A, OR WITH ANY FUTURE PLATFORM OR APP STORE REQUIREMENT, OR THAT THEY WILL REMAIN COMPATIBLE FOLLOWING UPDATES TO ANDROID, IOS, OR ANY THIRD-PARTY PLATFORM, SDK, OR SERVICE.

12. Termination

12.1 Termination for Cause. Either Party may terminate this Agreement upon written notice if the other Party materially breaches this Agreement and fails to cure the breach within ten (10) business days after receiving written notice.

12.2 Effect of Termination. Upon termination:

(a) each Party shall promptly return or destroy the other Party’s Confidential Information upon request;

(b) if termination is due to Contractor’s uncured material breach, Contractor shall refund (i) any Stage Fees paid for Stages not commenced, and (ii) the pro-rated portion of any Stage Fee paid for the then-current Stage corresponding to Services not performed, as reasonably determined based on work completed and accepted to date;

(c) if termination is due to Client’s uncured material breach, Contractor may retain amounts paid to the extent attributable to work performed up to termination.

12.3 Sections that by their nature should survive will survive, including Sections 8, 9, 11, 13, and 15.

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13. Limitation of Liability

13.1 Cap. To the maximum extent permitted by law, Contractor’s total aggregate liability arising out of or relating to this Agreement shall not exceed the total Stage Fees actually paid by Client under this Agreement.

13.2 Excluded Damages. In no event shall Contractor be liable for any indirect, incidental, special, consequential, exemplary damages, or lost profits, lost revenue, or loss of business, even if advised of the possibility of such damages.

14. Independent Contractor

Contractor is an independent contractor. Nothing in this Agreement creates a partnership, joint venture, employment, agency, or fiduciary relationship. Contractor has no authority to bind Client.

15. Governing Law; Venue

This Agreement shall be governed by the laws of the State of Wyoming, without regard to conflict of laws principles.

Any dispute shall be brought exclusively in the state or federal courts located in Wyoming, and each Party consents to such jurisdiction and venue.

16. Miscellaneous

16.1 Assignment/Subcontracting. Contractor may not assign this Agreement or subcontract performance without Client’s prior written consent. Client may assign this Agreement to an affiliate or successor in connection with a merger, acquisition, or sale of substantially all assets.

16.2 Force Majeure. Neither Party is liable for delays caused by events beyond reasonable control, provided the affected Party promptly notifies the other and uses reasonable efforts to resume performance.

16.3 Severability. If any provision is held unenforceable, the remainder remains in effect.

16.4 Waiver. No waiver is effective unless in writing.

16.5 Entire Agreement; Amendments. This Agreement (including Appendix A) is the entire agreement and may be amended only by a writing signed by both Parties.

16.6 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signatures, each of which is deemed an original.

Signatures

Client: Ziari Ecom LTD		Contractor: Unity Forge Inc

By:	/s/ Elfaressi Youssef ͏	By:	/s/ Nikola Rovcanin ͏
	Name: Elfaressi Youssef Title: Authorised Representative Date: January 30, 2026		Name: Nikola Rovcanin Title: President Date: January 30, 2026

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APPENDIX A - TECHNICAL SPECIFICATION

1. Introduction

This Technical Specification sets forth the functional and technical requirements for the hyper-casual stacking/timing mobile game “Space Shooter” (the “Game”) to be delivered under the Agreement.

2. Game Overview

Genre: Casual / Arcade.

Platforms: Android 8.0+ and iOS 12.0+.

Target Audience: Ages 6+.

Orientation: Portrait mode.

Networking: Fully offline play.

3. Gameplay Mechanics

Tap-based timing and stacking gameplay.

Increasing difficulty across multiple levels.

Scoring based on precision, combos, and level completion.

In-game marketplace with cosmetic items purchasable via in-game points (no real-money in-app purchases unless expressly agreed in writing).

4. Graphics and Audio

High-resolution, mobile-optimized textures and assets.

Smooth animations and child-friendly destruction effects.

Cheerful sound effects and music.

Assets optimized to support minimal load time and reasonable memory usage on mid-range devices.

5. User Interface

Main Menu includes: Start Game, Information, Inventory, Balance.

HUD includes: level number, score, and remaining attempts (or equivalent).

6. Performance and Efficiency

Target minimum performance of 30 FPS on mid-range devices.

Efficient memory usage and optimized battery consumption consistent with mobile best practices.

7. Compatibility

Support for multiple screen sizes and common aspect ratios.

Portrait mode gameplay.

8. Data and Security

GDPR-compliant handling of any user data collected by the Game.

Anti-cheat measures appropriate for an offline game.

9. Testing

Contractor shall perform functional testing and reasonable quality assurance prior to delivery, including integration and performance testing across representative device tiers.

For clarity, this Appendix does not require delivery of automated test suites unless expressly agreed in writing.

10. Delivery and Handover

Deliverables include full source code and project files, a complete repository snapshot, and Android and iOS build packages.

Client is responsible for providing any platform accounts, certificates, provisioning profiles, or other credentials necessary to generate or sign store-ready iOS builds, if required.

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